SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/ /   Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/X/   Definitive Information Statement

                                    XA, INC.
                                    --------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required

/ /   Fee  computed  on  table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

/ /  Fee  paid  previously  with  preliminary  materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:
     (2)  Form,  Schedule  or  Registration  Statement  No.:
     (3)  Filing  Party:
     (4)  Date  Filed:

                                    XA, INC.
                               John Hancock Center
                      875 North Michigan Avenue, Suite 2626
                             Chicago, Illinois 60611

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be held on Friday, February 23, 2007

To the stockholders of XA, Inc.:

     Notice is hereby given that an annual meeting of stockholders of XA, Inc. (the "Company") will be held on Friday, February 23, 2007 at 11 a.m. central standard time at John Hancock Center, 875 North Michigan Avenue, 13th Floor Conference Center, Chicago, Illinois 60611, for the following purposes:

1. To elect three Directors. The election of Joseph Wagner, Jean Wilson and Chris Spencer as Directors, and the election of Joseph Wagner as Chairman of the Board of Directors.

2. To ratify the appointment of Pollard-Kelley Auditing Services, Inc. as the corporation's independent auditors for fiscal years 2006 and 2007.

3. To transact such other business as may properly come before the annual meeting.

     Common stockholders of record on the close of business on January 8, 2007, are entitled to notice of the meeting; however the majority shareholders do not need your vote to effect the changes above.

                              By Order of the Board of Directors,

                              /s/ Joseph Wagner
                              -------------------
                              Joseph Wagner
                              Chief Executive Officer and Director

January 15, 2007

                                    XA, INC.
                               John Hancock Center
                      875 North Michigan Avenue, Suite 2626
                             Chicago, Illinois 60611

                              INFORMATION STATEMENT
                                January 15, 2007

     This Information Statement is furnished by the Board of Directors of XA, Inc. (the "Company" or "XA") to provide notice of an annual meeting of stockholders of XA which will be held on Friday, February 23, 2007 at 11 a.m. central standard time at John Hancock Center, 875 North Michigan Avenue, 13th Floor Conference Center, Chicago, Illinois 60611.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on January 8, 2007 (the "Record Date"). This Information Statement will be first mailed on or about January 15, 2007, to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 3,952,250 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

     The presence at the annual meeting of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

     Directors are required to be elected by a plurality of the votes cast at the annual meeting. Each of the other matters scheduled to come before the annual meeting requires the approval of a majority of the votes cast at the annual meeting. Joseph Wagner, our Chief Executive Officer and Director, Jean Wilson, our Chief Operating Officer and Director, Chris Spencer, our Director, David M. Loev, our corporate attorney, and Darren Andereck and Estelle Pizzo, two employees of the Company (the "Majority Stockholders") can vote an aggregate of 2,009,181 shares (or 50.84%) of our voting Common Stock (which includes the Common Stock, which is included in the voting agreements described below), based on a total of 3,952,250 shares of common stock outstanding as of the Record
Date. Frank Goldstin, our former Chief Executive Officer and former Director entered into voting agreements with Joseph Wagner and Jean Wilson in July 2004, with respect to approximately two thirds of the shares of Common Stock then owned by Mr. Goldstin. The general affect of the voting agreements is that Mr. Wagner and Ms. Wilson can each vote 544,240 shares of the Common Stock held by Mr. Goldstin, or an aggregate of 1,088,480 shares in addition to the Common Stock that Mr. Wagner and Ms. Wilson otherwise respectively own. Accordingly,
Mr. Wagner and Ms. Wilson, along with the other Majority Stockholders will be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Stockholders will be present at the annual meeting and already have the vote in hand.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.









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

                                   PROPOSAL 1
                           ELECTION OF THREE DIRECTORS

     Three directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Joseph Wagner, Jean Wilson and Chris Spencer to serve as directors, and Joseph Wagner to serve as Chairman of the Board of Directors (the "Nominees," or individually the "Nominee"). Mr. Wagner is currently serving as a Director, Chief Executive Officer ("CEO"), President and Secretary of the Company pursuant to a consulting agreement with the Company. Ms. Wilson is currently serving as a Director, Chief Operating Officer ("COO") and Treasurer of the Company pursuant to an Employment Agreement with the Company. Chris Spencer is currently serving as a Director of the Company pursuant to a Consulting Agreement, and does not hold any executive positions with the Company.

     The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a Director or in the case of Mr. Wagner, to serve as Chairman. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF
  ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS AND FOR THE ELECTION OF MR.
                WAGNER AS THE CHAIRMAN OF THE BOARD OF DIRECTORS.













                  [Remainder of page left intentionally blank.]

     The following biographical information is furnished with respect to each of the Nominees. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

DIRECTORS:
----------

JOSEPH WAGNER

     Joseph Wagner was appointed Chief Executive Officer of the Company on February 17, 2005. Mr. Wagner has served as a consultant to the Company performing the functions of President and Secretary and as a Director of the Company since August 2004. Mr. Wagner has worked for the Company since February 2003. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner concurrently serves as President of LSC Capital Advisers ("LSC Capital"). Mr. Wagner has worked for LSC Capital since October 1997. From March of 2000 to October 2004, Mr. Wagner served as Managing Director of LSC Associates, LLC. Mr. Wagner has advised public and private companies in the areas of strategic planning, international project development, international finance, project management, logistics, and business development. Mr. Wagner has served as an officer and/or director of emerging growth companies and has been responsible for operational oversight in the areas of mergers and acquisitions, corporate governance, business development, strategic financial planning and SEC audits. Mr. Wagner earned a Bachelor of Arts in Law & Society from Purdue University, highest distinction, Phi Beta Kappa; and he earned a Master of Arts from Northern Illinois University.

JEAN WILSON

     Jean Wilson was appointed Chief Operating Officer of the Company on February 17, 2005. Ms. Wilson has served as the Company's Treasurer and as a Director of the Company since August 2004. Ms. Wilson has worked for XA since July 2002. From January 1999 to July 2002, Ms. Wilson held a management position with ESM Association. From September 1982 to January 1999, Ms. Wilson worked in operations for The Meetinghouse Companies. Ms. Wilson brings more than twenty years of full time experience in event and meeting planning to the Company. During her career, Ms. Wilson has been responsible for every facet of producing, selling and coordinating corporate special events, trade shows, conventions and seasonal decorating programs for a host of clients. Ms. Wilson earned a Bachelors degree with honors in Recreation/Leisure Studies from Eastern Illinois University.

CHRIS SPENCER

     Chris Spencer has served as a Director of the Company since December 19, 2005. He has not previously and does not currently serve as an officer or employee of the Company. Since approximately February 1996, Mr. Spencer has served as the Chief Executive Officer, President, Treasurer and as a Director of Wizzard Software Corp. a company which is publicly traded on the OTC Bulletin

Board under the symbol [WIZD] and which specializes in speech recognition software and text-to-speech technology. From approximately May 1994 to approximately February 1996, Mr. Spencer served as the Chief Executive Officer of Chinawire, Inc. which provided money transfer services between high population Chinese areas in the United States and mainland China. From approximately July 1992 to approximately April 1994, he served as Chief Executive Officer of Lotto USA, which provided lottery ticket brokerage services that allowed persons in one state to purchase a different state's lottery tickets through Lotto USA. Mr. Spencer has his IBM certification in speech recognition.

     All directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during the most recent fiscal year or prior fiscal years. Based on stockholder filings with the SEC, Frank Goldstin, Joseph Wagner, Jean Wilson, and Christopher Spencer are subject to Section 16(a) filing requirements.

ATTENDANCE OF THE BOARD OF DIRECTORS

     From January 1, 2006 until the date of this filing, the Board of Directors did not hold a meeting in person; however, all of the Directors of the Board of Directors executed approximately fifteen (15) Consents to Action Without a Meeting of Board of Directors. We have no standing audit, nominating, compensation committee, or any other committees of the Board of Directors and therefore there were no committee meetings.


EXECUTIVE COMPENSATION

                                                SUMMARY COMPENSATION TABLE
                                                  ANNUAL COMPENSATION*

                                                                  Other                      All Other
                                                                  Annual                      Annual
Name & Principal Payouts                                 Bonus    Comp-     Restricted       Compen-
       Position              Year        Salary ($)       ($)     sation   Stock Awards       sation
--------------------------------------------------------------------------------------------------------

Frank  Goldstin(1)           2005      $189,246                $50,000(1)
Former CEO                   2004      $360,000
                             2003      $200,000
                             2002      $ 40,000

Joseph Wagner (2)            2005      $203,666                             75,000(2)
CEO,  President,             2004      $200,000                             75,000(2)
Secretary,  and  Director

Jean Wilson (3)              2005      $143,699                             22,500(3)
Chief Operating Officer,     2004      $105,000                             25,000(3)
Treasurer,  and  Director


* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. No Executive Officer received any Options, SARS, or LTIP Payouts in the last three fiscal years.

(1) Frank Goldstin served as our Chief Executive Officer from December 2003 to February 17, 2005, when Mr. Wagner was elected as our Chief Executive Officer. Effective August 1, 2004, Mr. Goldstin entered into a thirty-six (36) month employment agreement with the Company effective August 1, 2004, pursuant to which Mr. Goldstin would have received compensation of $360,000 per year. On or about February 17, 2005, Mr. Goldstin entered into a Twenty-Four (24) month employment agreement with the Company which superseded the previous agreement he had with the Company, and which would have paid him $100,000 per year as the Chairman of the Company's Board of Directors. Mr. Goldstin's employment agreement was terminated effective December 19, 2005, due to the fact that he was not elected a Director of the Company at our annual meeting of shareholders on the same day. In connection with the termination of Mr. Goldstin's employment, and pursuant to a "Severance Agreement and Release in Full" (the "Severance Agreement"), he was provided a lump sum payment in the amount of $50,000, less applicable tax withholding, and a payment of $5,538.43, less applicable tax withholding, in connection with amounts previously owed to Mr. Goldstin in connection with his employment (collectively the "Severance Pay").

Pursuant to the Severance Agreement, Mr. Goldstin agreed to release and forever discharge us, our former, present and future officers, directors, employees, agents, administrators, persons and corporations who may be liable for the conduct of any of the aforesaid parties, from any and all debts, demands, promises, actions, claims, liabilities, damages, and causes of action of any nature, known or unknown, both in law and equity, which have accrued or may ever accrue to Mr. Goldstin, his heirs, executors, legal administrator, successors, or assigns by reason of his employment with us. Mr. Goldstin's release included all claims whether arising in tort, contract or statute. Additionally, pursuant to the Severance Agreement, Mr. Goldstin agreed to repay us the Severance Pay if he violates the Severance Agreement in any material respect.

(2) Joseph Wagner, serves has served as our President Secretary and Treasurer since August 1, 2004, and served as our Chief Operating Officer from August 1, 2004 until February 17, 2005, at which time he resigned as Chief Operating Officer and was appointed Chief Executive Officer entered into a thirty-six (36) month consulting agreement with the Company effective August 1, 2004, pursuant to which Mr. Wagner will receive compensation of $200,000 per year. In August 2004, Mr. Wagner also received as additional consideration 225,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture. On December 31, 2004, 75,000 shares became fully vested and on December 31, 2005 and additional 75,000 shares became fully vested. The risk of forfeiture covering the remaining 75,000 shares ceased to exist in August 2006, in connection with our entry into a sixty (60) month Consulting Agreement with Mr. Wagner pursuant to which he will continue to receive $200,000 per year for her services to us (described in greater detail below). Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company.

(3) Jean Wilson has served as our Chief Accounting Officer and Treasurer since August 1, 2004. Between August 1, 2004 and February 17, 2005, Mrs. Wilson served as our Vice President of operations and on February 17, 2005, was appointed Chief Operating Officer. Mrs. Wilson entered into a thirty-six (36) month employment agreement with the Company effective August 1, 2004, pursuant to which Ms. Wilson received compensation of $105,000 per year beginning on August 1, 2004, and $125,000 per year beginning January 1, 2005. In August 2004, Ms. Wilson also received as additional consideration 70,000 restricted shares of the Company's Common Stock subject to a risk of forfeiture. On December 31, 2004, 25,000 shares became fully vested and on December 31, 2005, 22,500 shares became fully vested. The risk of forfeiture covering the remaining 22,500 shares ceased to exist in August 2006, in connection with Ms. Wilson's entry into a sixty (60) month Executive Employment Agreement, pursuant to which she will receive a pro rata amount of her salary payable under the Executive Employment Agreement for the months between August and December 2006, and will receive $150,000 per year for her services to us, during the remaining years of the Executive Employment Agreement (described in greater detail below).


Additionally, we had four (4) other employees who made between $100,000 and $129,999 per year for the year ended December 31, 2005, and two (2) other employees who made more than $150,000 per year for the year ended December 31, 2005. While these individuals perform various tasks for us, we do not believe these individuals perform any functions as Executive Officers of the Company.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

JOSEPH WAGNER
-------------

     In August 2006, Joseph Wagner, our Chief Executive Officer, President and Director entered into a Consulting Agreement with us effective August 1, 2006, which Consulting Agreement replaced a prior Consulting Agreement entered into between the parties with an effective date of August 1, 2004.

     Pursuant to the Consulting Agreement, Mr. Wagner is to serve as our Chief Executive Officer, President and Secretary for a period of sixty (60) months from the effective date of the Consulting Agreement, August 1, 2006. Upon the expiration of the initial term of the Consulting Agreement, the Consulting Agreement shall automatically renew for successive one (1) year terms unless either party provides the other of its intent not to renew, at least thirty (30) days, but not more than sixty (60) days prior to the end of the term. Additionally, pursuant to the Consulting Agreement, Mr. Wagner will devote such time as the Company may reasonably deem to be necessary and beneficial to the efficient and effective operation of the Company's business. Mr. Wagner may engage in business activities or interests outside of the Company which are not adverse or competitive to the Company. Mr. Wagner will receive $200,000 per year as compensation as well as thirty (30) days of paid time off ("PTO") pursuant to the Consulting Agreement. Additionally, pursuant to the Consulting Agreement, Mr. Wagner was granted an aggregate of 850,000 stock options, which options shall vest to Mr. Wagner as provided in the Option Agreement which evidences the options and expire on the fifth anniversary of their grant date August 2, 2006, if unexercised, or as otherwise provided in the option agreement, which Options are described in greater detail. The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Mr. Wagner's Consulting Agreement. The Company may terminate the Consulting Agreement; however, in the event of termination for good reason by Mr. Wagner or without cause, the Company is obligated to pay Mr. Wagner a severance payment of $250,000 in addition to all unpaid payments of salary through the end of the term of the Consulting Agreement in one lump sum payment and all unvested options shall vest to Mr. Wagner immediately.

JEAN WILSON
-----------

     In August 2006, Jean Wilson, our Chief Operating Officer, Treasurer and Director entered into an Employment Agreement with us effective August 1, 2006, which Employment Agreement replaced a prior Employment Agreement entered into between the parties with an effective date of August 1, 2004.

     Pursuant to the Employment Agreement, Ms. Wilson is to serve as our Chief Operating Officer and Treasurer for a period of sixty (60) months from the effective date of the Employment Agreement, August 1, 2006. Upon the expiration of the initial term of the Employment Agreement, the Employment Agreement shall automatically renew for successive one (1) year terms unless either party provides the other of its intent not to renew, at least thirty (30) days, but not more than sixty (60) days prior to the end of the term. Additionally, pursuant to the Employment Agreement, Ms. Wilson will devote such time as the Company may reasonably deem to be necessary and beneficial to the efficient and effective operation of the Company's business. Ms. Wilson will receive $150,000 per year as compensation as well as thirty (30) days of PTO pursuant to the Employment Agreement. Pursuant to the Employment Agreement, Ms. Wilson was granted an aggregate of 650,000 stock options, which options shall vest to Ms. Wilson as provided in the Option Agreement which evidences the options and expire on the fifth anniversary of their grant date August 2, 2006, if unexercised, or as otherwise provided in the option agreement, which Options are described in greater detail below. The Company is obligated to maintain a director and officer insurance policy of at least $1,000,000 during the term of Ms. Wilson's Employment Agreement. The Company may terminate the Employment Agreement; however, in the event of termination for good reason by Ms. Wilson or without cause, the Company is obligated to pay Ms. Wilson a severance payment of $250,000 in addition to all payments of salary earned through the end of the term of the Employment Agreement in one lump sum payment and all unvested options shall vest to Ms. Wilson immediately.

CHRISTOPHER  SPENCER
--------------------

     Christopher Spencer entered into a one year, renewable consulting agreement with us to serve as our Director on December 19, 2005. The consulting agreement was for a period of twelve (12) months. Pursuant to the consulting agreement, Mr. Spencer was paid $2,000 per month and received an aggregate of 100,000 restricted shares of our Common Stock while employed under the consulting agreement, one for each quarter he is employed under the consulting agreement, which shares have been issued to date. The Company is obligated to maintain a director and officer policy of at least $1,000,000 during the term of Mr. Spencer's consulting agreement. The consulting agreement is terminated by Mr.
Spencer's disability or his death. Mr. Spencer can terminate the consulting agreement for good reason and the Company can terminate the consulting agreement with cause (as described in the consulting). Additionally, Mr. Spencer's consulting agreement is terminated if the Company's voting shareholders vote to remove him as a Director or if he fails to be re-elected upon the termination of his current term as Director. Also the consulting agreement may be terminated by the mutual agreement of the parties. Upon Mr. Spencer's termination for any reason, he is entitled to receive only the compensation earned by him (including shares of stock) up to the date of the termination. The Consulting Agreement was renewed for 2007 with Mr. Spencer receiving $1,000 per month.

JOSEPH WAGNER AND JEAN WILSON OPTIONS
-------------------------------------

     On June 19, 2006, the Company's Board of Directors approved the issuance of 650,000 Incentive Stock Options to the Company's Chief Executive Officer, President, Secretary and Director, Joseph Wagner and 550,000 Incentive Stock Options to Jean Wilson, the Company's Chief Operating Officer, Treasurer and Director, who both also own more than 10% of the Company's outstanding voting shares (the "10% Shareholder Options") pursuant to the Plan. The 10% Shareholder Options had an exercise price of $0.38 per share, which was equal to 110% of the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on the Valuation Date. The 10% Shareholder Options were evidenced by Option Agreements, pursuant to the Plan. The 10% Shareholder Options shall vest three (3) years from the Valuation Date (June 19, 2009), and terminated if unexercised on June 19, 2011, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the 10% Shareholder Options shall vest immediately upon the occurrence of a Change in Control of the Company. The 10% Shareholder Options were later rescinded by the Company in connection with the Funding and the grant of the JJ Options, as described in greater detail below.

     On August 2, 2006 (the "Valuation Date"), the Directors granted 850,000 options to purchase shares of our common stock ("Options") to Joseph Wagner, the Company's Chief Executive Officer and Director of the Company and 650,000 Options to Jean Wilson, the Company's Chief Operating Officer and Director, who are both greater than 10% shareholders of the Company (the "JJ Options"). The exercise price of the JJ Options is $0.75 per share (which exercise price was greater than 110% of the mean of the highest ($0.31) and lowest ($0.31) quoted selling prices of the Company's common stock on the Valuation Date). The JJ
Options expire if unexercised on the fifth anniversary of the Vesting Date, or as otherwise provided in the Option Agreements.

     Mr. Wagner shall vest 283,333 of the Options upon the twelve (12) month anniversary of the date the United States Securities and Exchange Commission declares effective a registration statement covering the resale of the shares of common stock which the 11% Senior Secured Convertible Promissory Notes which we sold in August, September and October 2006 to certain third party purchasers (the "Purchasers") are convertible into (as described in greater detail in our most recent periodic filings) and the shares of common stock which the Warrants granted to such Purchasers are exercisable for (the "Effectiveness Date"); Mr. Wagner shall vest 283,333 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date; and Mr. Wagner shall vest the remaining 283,334 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided however that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

     Ms. Wilson shall vest 216,667 of the Options upon the twelve (12) month anniversary of the Effectiveness Date; Ms. Wilson shall vest 216,666 of the Options upon the twenty-four (24) month anniversary of the Effectiveness Date;

and Ms. Wilson shall vest the remaining 216,666 options upon the thirty-six (36) month anniversary of the Effectiveness Date, provided that all of the options shall vest immediately upon a Change in Control of the Company (as defined below).

     A "Change in Control" includes the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer of substantially all the assets of the Company; or in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act of 1933 (the "Act," other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

















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

SECURITY  OWNERSHIP  OF  MANAGEMENT  AND  CERTAIN  SECURITY  HOLDERS

     The following table sets forth information as of January 8, 2007, with respect to the beneficial ownership of the Common Stock by (i) each director, nominee director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the Common Stock:

NAME AND ADDRESS             SHARES BENEFICIALLY OWNED (1)       PERCENT (2)

JOE WAGNER                        929,441(3)(4)(5)                 24.0%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611

JEAN WILSON                       640,240(5)                       16.5%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611

CHRIS SPENCER                     100,000                           2.5%
875 North Michigan Avenue
Suite 2626
Chicago, Illinois 60611

DAVID M. LOEV                     424,933(6)                       10.3%(7)
6300 West Loop South
Suite 280
Bellaire, Texas 77401

FRANK GOLDSTIN                  1,448,282(3)                       36.6%
3800 N. Lake Shore Drive
Chicago, IL 60613

VISION OPPORTUNITY
MASTER FUND, LTD.                438,000*(9)                        9.9%(10)(8)
20 West 55th Street
5th Floor
New York, New York 10019

PAUL M. HIGBEE                    348,334(11)                       8.1%(12)
175 Elmsley Court
Ridgewood, New Jersey 07450

G. CHRIS ANDERSEN                 348,334(11)                       8.1%(12)
430 Park Avenue
Suite 701
New York, New York 10022

SANDS BROTHERS VENTURE
CAPITAL II LLC                    363,334(14)                       8.4%(15)(13)
90 Park Ave. 31st Floor
New York, New York 10016

SANDS BROTHERS VENTURE
CAPITAL III LLC                 2,815,834(17)                      41.6%(18)(16)
90 Park Ave. 31st Floor
New York, New York 10016

SANDS BROTHERS VENTURE
CAPITAL IV LLC                    908,333(20)                      18.7%(21)(19)
90 Park Ave. 31st Floor
New York, New York 10016

KATIE & ADAM BRIDGE
PARTNERS, L.P.                    363,335(23)                      18.7%(24)(22)
90 Park Ave. 31st Floor
New York, New York 10016

MASTODON VENTURES, INC.          208,000*(26)                       4.9%(27)(25)
600 Congress Avenue
Suite 1220
Austin, Texas 78701


ALL  OFFICERS  AND  DIRECTORS
   AS A GROUP (3 PEOPLE)        1,669,681(3)(4)(5)                 21.1%

* Approximate.

 (1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of Common Stock subject to a Convertible Note or Warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such Convertible Note or Warrant, but are not deemed outstanding for computing the percentage of any other person.

(2) Using 3,952,250 shares of Common Stock outstanding as of January 8, 2007, unless otherwise stated.

(3) Includes the effects of Voting Agreements. Frank Goldstin entered into a voting agreement with Joseph Wagner regarding 544,240 shares of Common Stock, and a voting agreement with Jean Wilson regarding 544,240 shares of Common Stock, owned by Mr. Goldstin (collectively referred to herein as the "Voting Agreements"). The Voting Agreements began on July 28, 2004, and end on December 31, 2009. There are no voting trustees. The Voting Agreements provide that Mr. Wagner and Ms. Wilson are the true and lawful agents or proxies of Mr. Goldstin with full power of substitution for and in the name of Mr. Goldstin to vote 544,240 and 544,240 shares of Common Stock, respectively, or give a written consent, in person or by proxy, at all meetings of the Company's shareholders, and in all proceedings in which the vote or written consent of shareholders may be required or authorized by law.

(4) Includes 350,000 shares of Common Stock held by Sandra M. Wagner, the wife of Joseph Wagner.

(5) Does not include an aggregate of 850,000 options to purchase shares of our common stock held by Joe Wagner and 650,000 options to purchase shares of our common stock at $0.75 per share, held by Jean Wilson, which shares vest at the rate of 1/3 per year, beginning one year from the date the Registration
Statement we are contractually obligated to file to register the shares of common stock issuable in connection with the conversion of the August, September and October 2006 purchaser's 11% Senior Secured Convertible Notes is declared effective with the Commission (the "Effectiveness Date") and/or upon a Change in Control (as defined in the options), as such options do not vest to Mr. Wager and Ms. Wilson until one year from such Effectiveness Date and/or upon a Change of Control.

(6) Includes an aggregate of 154,933 warrants to purchase shares of our common stock at an exercise price of $0.30 per share. Also includes shares of common stock held in the name of Loev Family Partnership, Ltd., which Mr. Loev is deemed the beneficially owner of.

(7) Based on 4,107,183 shares outstanding assuming the full exercise of all warrants beneficially owned by Mr. Loev.

(8) The beneficial owner of Vision Master Fund, Ltd. ("Vision") is Adam Benowitz its Portfolio manager.

(9) Although Vision has agreed to not hold more than 9.9% of our outstanding common stock at anyone time unless they give us sixty-one (61) days prior notice, Vision has the ability to convert its outstanding 11% Senior Secured Convertible Notes ("Notes") into approximately 4,166,667 shares of common stock at the minimum conversion price of $0.30 per share (which exercise price varies as provided in the Notes); can exercise its 187,500 warrants at an exercise price of $1.10 per share for that same number of shares; and can exercise its 333,333 warrants at a minimum exercise price of $0.30 per share for that same number of shares, giving it the ability to own 4,687,500 shares of our common stock, which if Vision gives us notice of their intent to hold more than the 9.9% share limit and converts and exercises all of the shares in connection with the conversion of the Notes it holds and the shares underlying the warrants would represent 54.3% of our outstanding common stock based on 8,639,750 shares then outstanding.

(10) Based on 4,390,250 shares then outstanding assuming the conversion and/or exercise of 438,000 shares, which would represent approximately 9.9% of our then outstanding shares of outstanding common stock.

(11) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 333,334 shares of our common stock at a minimum exercise price of $0.30 per share (which exercise price varies as provided in the Notes), and warrants to purchase 15,000 shares of our common stock at an exercise price of $1.10 per share.

(12) Based on 4,300,584 shares outstanding, assuming the full conversion of 333,334 shares issuable in connection with the conversion of the Notes and the full exercise of 15,000 warrants.

(13) The manager of Sands Brothers Venture Capital II LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital II LLC.

(14) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 333,334 shares of our common stock at a minimum exercise price of $0.30 per share (which exercise price varies as provided in the Notes), warrants to purchase 14,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 16,000 shares at $0.30 per share.

(15) Based on 4,315,584 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(16) The manager of Sands Brothers Venture Capital III LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital III LLC.

(17) Includes $775,000 in 11% Senior Secured Convertible Notes, which are convertible into 2,583,334 shares of our common stock at a minimum exercise price of $0.30 per share (which exercise price varies as provided in the Notes), warrants to purchase 108,500 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 124,000 shares at $0.30 per share.

(18) Based on 6,768,084 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(19) The manager of Sands Brothers Venture Capital IV LLC is Sands Brothers Venture Capital Management LLC, which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital IV LLC.

(20) Includes $250,000 in 11% Senior Secured Convertible Notes, which are convertible into 833,334 shares of our common stock at a minimum exercise price of $0.30 per share (which exercise price varies as provided in the Notes), warrants to purchase 35,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 39,999 shares at $0.30 per share.

(21) Based on 4,860,583 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(22) The manager of Katie & Adam Bridge Partners L.P. is Katie & Adam Bridge Partners Management L.P., which is managed by Scott Baily. Scott Baily, Steven Sands and Martin Sands have voting and/or investment control over shares held by Sands Brothers Venture Capital III LLC.

(23) Includes $100,000 in 11% Senior Secured Convertible Notes, which are convertible into 333,334 shares of our common stock at a minimum exercise price of $0.30 per share (which exercise price varies as provided in the Notes), warrants to purchase 14,000 shares of our common stock at an exercise price of $1.10 per share, and warrants to purchase 16,001 shares at $0.30 per share.

(24) Based on 4,315,585 shares then outstanding assuming the conversion of all the shares convertible in connection with the Notes and exercise of all shares underlying the shareholder's warrants.

(25) The beneficial owner of Mastodon Ventures, Inc. ("Mastodon") is Robert S. Hersch its President.

(26) Although Mastodon can exercise its 429,334 warrants to purchase shares of common stock which it beneficially owns for that same number of shares, which shares if exercised would represent 10% of our then outstanding common stock based on 4,381,584 shares of common stock then outstanding, Mastodon has contractually agreed to not own 5% or more of our common stock at any one time.

(27) Based on 4,160,250 share of common stock outstanding assuming the exercise 208,000 warrants (equal to approximately 4.9% of our common stock) to purchase shares of our common stock by Mastodon.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 17, 2005, Frank Goldstin resigned as the Company's Chief Executive Officer. Also on February 17, 2005, Joseph Wagner the Company's President resigned as Chief Operating Officer and was appointed as the Company's Chief Executive Officer by the Company's Board of Directors to fill the vacancy left by Mr. Goldstin and Jean Wilson, the Company's VP of Operations was appointed as the Company's Chief Operating Officer to fill the vacancy left by Mr. Wagner.

Employment  and  Consulting  Agreements

     Effective August 1, 2004, the Company entered into a consulting agreement with Joseph Wagner and an employment agreement with Jean Wilson, which were later amended and replaced in August 2006, by our entry into a new consulting agreement with Mr. Wagner and a new employment agreement with Ms. Wilson, described in greater detail above under "Employment and Consulting Agreements."

Series  A  Preferred  Stock

     The Company designated three (3) shares of Preferred Stock, $.001 par value per share on December 28, 2004 (the "Series A Preferred Stock"). The Series A Preferred Stock has no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the three (3) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's Common Stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Frank Goldstin, Joseph Wagner and Jean Wilson, who each serve as executive officers of the Company, were each issued one (1) share of Series A Preferred Stock. In August 2006, we agreed to cancel all the remaining share of Preferred Stock for nominal consideration, which shares have not been cancelled to date.

     In December 2005, we entered into a "Severance Agreement and Release in Full" (the "Severance Agreement") with Frank Goldstin, our former Chief Executive Officer and a former Director of us until December 19, 2005, at which time Mr. Goldstin failed to be re-elected to our Board of Directors at our annual meeting of shareholders, in connection with the termination of Mr. Goldstin's employment. Pursuant to the Severance Agreement, he was provided a lump sum payment in the amount of $50,000, less applicable tax withholding, a payment of $5,538.43, less applicable tax withholding, in connection with amounts previously owed to Mr. Goldstin in connection with his employment, and Mr. Goldstin was given an IBM Thinkpad laptop which he had used during his employment (collectively the "Severance Pay").

     Pursuant to the Severance Agreement, Mr. Goldstin agreed to release and forever discharge us, our former, present and future officers, directors, employees, agents, administrators, persons and corporations who may be liable for the conduct of any of the aforesaid parties, from any and all debts, demands, promises, actions, claims, liabilities, damages, and causes of action of any nature, known or unknown, both in law and equity, which have accrued or may ever accrue to Mr. Goldstin, his heirs, executors, legal administrator, successors, or assigns by reason of his employment with us. Mr. Goldstin's release included all claims whether arising in tort, contract or statute. Additionally, pursuant to the Severance Agreement, Mr. Goldstin agreed to repay us the Severance Pay if he violates the Severance Agreement in any material respect.

     On December 19, 2005, Christopher Spencer was elected as a Director of the Company at the Company's annual meeting of shareholders. Frank Goldstin failed to be re-elected as a Director of the Company at the same meeting. Also on December 19, 2005, we entered into a twelve (12) month, renewable consulting agreement with Christopher Spencer, to serve as our Director, pursuant to which Mr. Spencer is to receive $2,000 per month and an aggregate of 100,000 shares of our restricted common stock. Mr. Spencer's consulting agreement is described in greater detail above under "Employment and Consulting Agreements."

     On December 27, 2005, we entered into a legal services agreement with David
M. Loev, an attorney, to be responsible for certain corporate/securities matters including the preparation of and/or review of Schedule 13ds, Form 3's, Form 4's,
Schedule 13g's, Schedule 14a's, Schedule 14c's, Form 10-QSB's, Form 10-KSB's and Form 8-K's to be filed by us with the Securities and Exchange Commission and the review of our press releases (the "Legal Services Agreement"). In connection with the Legal Services Agreement, we agreed to pay Mr. Loev $4,250 per month, reimburse him for out of pocket expenses and to issue him 30,000 S-8 shares of our common stock, which shares were issued to Mr. Loev in February 2006. The Legal Services Agreement was in effect until December 31, 2006 and services provided outside of the Legal Services Agreement are to be rendered on an hourly basis.

     On February 6, 2006, we issued an aggregate of 3,500 restricted shares of our Common Stock to two of our employees in consideration for services rendered to us.

     On February 10, 2006, we issued 30,000 S-8 registered shares of our Common Stock to our corporate attorney, David M. Loev, in connection with and pursuant to the terms of the Legal Services Agreement we entered into with Mr. Loev in December 2005.

     On March 1, 2006, we issued 25,000 restricted shares of our Common Stock to our Director, Christopher Spencer, in connection with his entry into a twelve
(12) month Consulting Agreement with us, whereby he agreed to serve as our Director.

     On April 14, 2006, we issued 25,000 restricted shares of our Common Stock to our Director, Christopher Spencer, which shares we had agreed to issue on March 31, 2006, pursuant to the terms of Mr. Spencer's Consulting Agreement.

     On or about May 22, 2006, we purchased one (1) share of Series A Preferred Stock held by our former Chief Executive Officer and Director, Frank Goldstin in consideration for $7,500. We subsequently cancelled the Series A Preferred Stock share.

     On June 19, 2006, the Company's Board of Directors approved the issuance of an aggregate of 490,000 Incentive Stock Options (the "Employee Options") to twenty-two (22) employees of the Company pursuant to the Company's 2005 Stock Incentive Plan (the "Plan," which was filed as Appendix B to the Company's Definitive 14C Information Statement which was filed with the Commission on November 28, 2005, and is incorporated herein by reference). The Employee Options have an exercise price of $0.34 per share, which is based on the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on June 19, 2006 (the "Valuation Date"). The Employee Options will be evidenced by Option Agreements, pursuant to the Plan. The Employee Options vest three (3) years from the Valuation Date (June 19,
2009), and terminate if unexercised on June 19, 2016, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the Employee Options shall vest immediately upon the occurrence of a Change in Control of the Company, as defined below.

     On June 19, 2006, the Company's Board of Directors approved the issuance of 650,000 Incentive Stock Options to the Company's Chief Executive Officer, President, Secretary and Director, Joseph Wagner and 550,000 Incentive Stock Options to Jean Wilson, the Company's Chief Operating Officer, Treasurer and Director, who both also own more than 10% of the Company's outstanding voting shares (the "10% Shareholder Options") pursuant to the Plan. The 10% Shareholder Options had an exercise price of $0.38 per share, which was equal to 110% of the mean of the highest and lowest quoted selling prices of the Company's common stock on the Over-The-Counter Bulletin Board on the Valuation Date. The 10% Shareholder Options were evidenced by Option Agreements, pursuant to the Plan.

The 10% Shareholder Options were to vest three (3) years from the Valuation Date (June 19, 2009), were to terminate if unexercised on June 19, 2011, unless terminated earlier pursuant to the terms of the Option Agreements; provided however, that the 10% Shareholder Options were to vest immediately upon the occurrence of a Change in Control of the Company. The 10% Shareholder Options were later rescinded by the Company in connection with the Funding and the grant of the JJ Options, as described in greater detail below.

     In August 2006, Joseph Wagner, our Chief Executive Officer, President and Director entered into a Consulting Agreement with us effective August 1, 2006, which Consulting Agreement replaced a prior Consulting Agreement entered into between the parties with an effective date of August 1, 2004. All 225,000 post 1:20 reverse stock shares which were subject to a risk of forfeiture pursuant to the prior Consulting Agreement immediately vested to Mr. Wagner upon his entry into the Consulting Agreement. The Consulting Agreement is described in greater detail above.

     Additionally, in August 2006, Jean Wilson, our Chief Operating Officer, Treasurer and Director entered into an Employment Agreement with us effective August 1, 2006, which Employment Agreement replaced a prior Employment Agreement entered into between the parties with an effective date of August 1, 2004. All 70,000 post 1:20 reverse stock shares which were subject to a risk of forfeiture pursuant to the prior Employment Agreement immediately vested to Ms. Wilson upon her entry into the Employment Agreement. The Employment Agreement is described in greater detail above.

     On August 2, 2006 (the "Valuation Date"), the Directors granted 850,000 options to purchase shares of our common stock ("Options") to Joseph Wagner, the Company's Chief Executive Officer and Director of the Company and 650,000 Options to Jean Wilson, the Company's Chief Operating Officer and Director, who are both greater than 10% shareholders of the Company (the "JJ Options"). The exercise price of the JJ Options are $0.75 per share (which exercise price was greater than 110% of the mean of the highest ($0.31) and lowest ($0.31) quoted selling prices of the Company's common stock on the Valuation Date). The JJ Options shall expire if unexercised on the fifth anniversary of the Vesting Date, or as otherwise provided in the Option Agreements. The JJ Options replaced and superseded prior options vested to Mr. Wagner and Ms. Wilson in June 2006, which prior options were cancelled by Mr. Wagner, Ms. Wilson and the Company. The JJ Options are described in greater detail above.

     In August 2006, we entered into a Debt Conversion Agreement with our legal counsel, David M. Loev, whereby Mr. Loev agreed to convert $10,000 which he was owed in legal fees into 50,000 restricted shares of our common stock.

     In August 2006, we agreed to grant our legal counsel, David M. Loev, 25,000 warrants to purchase shares of our common stock at an exercise price of $0.30 per share, which warrants are exercisable for a period of five (5) years.

     In November 2006, we entered into a Debt Conversion Agreement with our legal counsel, David M. Loev, whereby Mr. Loev agreed to convert $15,000 which he was owed into 75,000 shares of common stock and 75,000 five year warrants to purchase shares of our common stock at an exercise price of $0.30 per share. We registered the shares and warrants which were issued to Mr. Loev in December 2006 on a Form S-8 registration.

     On November 4, 2006, we issued 25,000 restricted shares of our Common Stock to our Director, Christopher Spencer, which shares we had agreed to issue on September 30, 2006, pursuant to the terms of Mr. Spencer's Consulting Agreement.




















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                                   PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF POLLARD-KELLEY AUDITING SERVICES, INC. AS THE
                         COMPANY'S INDEPENDENT AUDITORS

     The Board of Directors has selected Pollard-Kelley Auditing Services, Inc. ("Kelley"), as independent auditors for the Company for fiscal years 2006 and 2007 and recommends that the shareholders vote for ratification of such appointment. Kelley has served as the Company's independent auditor since December 2003.

     The Company does not anticipate a representative from Kelley to be present at the annual shareholders meeting. In the event that a representative of Kelley is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for each of the fiscal years ended December 31, 2005 and 2004 for professional services rendered by the principal accountant for the audit of the Company's annual financial statements was $29,217 and $10,000, respectively. The aggregate fees billed for each of the fiscal years ended December 31, 2005 and 2004 for professional services rendered by the principal accountant for review of the financial statements included in the registrant's Form 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was $12,744 and $5,000, respectively.

AUDIT RELATED FEES

     None.

 TAX FEES

     None.

ALL OTHER FEES

     The aggregate fees billed for each of the fiscal years ended December 31, 2005 and 2004 for products and services provided by the principal accountant, other than the services reported above was $38,950 and $9,000, respectively.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
    POLLARD-KELLEY AUDITING SERVICES, INC. AS INDEPENDENT ACCOUNTANTS OF THE
                                    COMPANY.


                  [Remainder of page left intentionally blank.]

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                        INTEREST OF CERTAIN PERSONS IN OR
                     OPPOSITION TO MATTERS TO BE ACTED UPON

  (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

  (b) No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

                          PROPOSALS BY SECURITY HOLDERS

     No security holder has requested the Company to include any proposals in this information statement.

                           COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

XA, INC.
John Hancock Center
875 North Michigan Avenue,
Suite 2626 Chicago Il 60611
Phone: (312)-397-9100
Attn: Joseph Wagner, President


                                         BY ORDER OF THE BOARD OF DIRECTORS:

                                         /s/ Joseph Wagner
                                         -------------------
                                         Joseph Wagner,
                                         Chief Executive Officer, President
                                         and Director

January 15, 2007

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